UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2006

WAKO LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-113564	20-0262555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Howard Avenue
Suite 232
Des Plaines, Illinois 60018
(Address of Principal Executive Offices/Zip Code)

(847) 294-1600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.   Entry Into a Material Definitive Agreement.

On May 29, 2006, Wako Logistics Group, Inc. (“WLG”) signed a Memorandum of Agreement (“MOA”) with the shareholders of Dean World Cargo Pty Ltd. (“DWC”) and the unitholders (the“Dean Units”) of Dean International Unit Trust (“Dean Cargo”) stating that the parties have reached an agreement for WLG to acquire all of the outstanding common stock of DWC and all of the Dean Units (together, the “Sellers”) in an all cash transaction (the “Transaction”). DWC, in its capacity as trustee of Dean Cargo, conducts the business of Dean Cargo.

The MOA provides that completion of the Transaction is subject to the conduct of due diligence by all parties and to the negotiation and finalization of a Put Option Agreement, a Call Option Agreement, Share Sale and Unit Sale Agreements (the “Agreements”) and other collateral documents as may be necessary for the Transaction

The final purchase price (“Purchase Price”) for the shares of DWC and the Dean Units is to be based on a multiple of earnings before tax as set forth on the audited financial statements of Dean Cargo for the year ended June 30, 2006, after adding back certain agreed management costs paid to one of the shareholders of DWC. In addition, all operating profits and/or losses of Dean Cargo shall accrue to the Sellers up to the settlement date (“Settlement Date”) of the Transaction. The Settlement Date is the date on which the Purchase Price is paid to the Sellers. WLG is obligated to pay a performance fee of A$75,000 (“Performance Fee”) to the Sellers that is to be applied to the Purchase Price if the Transaction is completed. Both WLG and the Sellers have the right to terminate the MOA if either party is not satisfied with the results of its due diligence, and WLG has a right to terminate the Transaction if a material adverse event occurs anytime up to the Settlement Date. If WLG terminates the MOA, it may be required to forfeit the Performance Fee, depending upon its reason for terminating the MOA.

The MOA calls for WLG and the Sellers to negotiate the terms of the Agreements during the due diligence period which is to extend for three weeks and is scheduled to commence on June 19, 2006, or on the date of completion of the U.S. GAAP audits for certain of Dean Cargo’s prior year financial statements. The Put Option Agreement shall provide a right to the Sellers to require WLG to enter into the Share Sale and Unit Sale Agreements. The Call Option Agreement provides a right to WLG for it to require the Sellers to enter into the Share Sale and Unit Sale Agreements. In addition, there is an option period of 60 days, commencing with the delivery of Dean Cargo’s audited June 30, 2006, financial statement to WLG, in which either WLG or the Sellers may exercise their rights under the respective Put Option and Call Option Agreements. If settlement of the Transaction does not occur within 120 days of executing the Share Sale and Unit Sale Agreements, the Sellers may terminate the Agreements and shall be entitled to retain the Performance Fee. In addition, WLG and/or the Sellers may terminate the Share Sale and Unit Sale Agreements if the purchase price when calculated is less than A$4.0 million.

The foregoing description of the MOA is qualified in its entirety by the full text of the MOA attached as Exhibit 99.1 to this Current Report on Form 8-K.

Dean Cargo, privately-held and headquartered in Melbourne, Australia, provides a full range of cargo management and logistics services on a global basis to its customers, including freight-forwarding, customs clearances and warehouse facilities, with a large concentration of its business in the trade lanes that run from Asia to Australia. WLG and Dean Cargo serve a wide range of mutual customers, and have worked together for many years to serve the customers of each.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAKO LOGISTICS GROUP, INC.

Date: June 2, 2006	By:	/s/ Christopher Wood
Christopher Wood
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number

Exhibit Number	Description
99.1	Memorandum of Agreement